Exhibit 99.1
For Immediate Release
October 10, 2014

Compuware Announces Spin-Off of Covisint

DETROIT -- October 10, 2014 -- Covisint Corporation (Nasdaq: COVS) reported that its parent, Compuware Corporation (Nasdaq: CPWR), today announced that its board of directors has approved the distribution of all of its equity interest in Covisint to Compuware shareholders and holders of Compuware restricted stock units (RSU). Compuware announced the distribution will be effective on October 31, 2014 and announced the approximate distribution ratios, record date and other details of the spin-off. When the distribution is complete, Compuware will no longer own any interest in Covisint.

“The spin-off is exciting news for Covisint, and marks the beginning of the next stage of Covisint’s evolution,” said Covisint CEO Sam Inman. “We will continue to focus on building a world-class B2B Cloud Platform company, providing our customers a single point of entry to connect with their business partners and customers to ensure trusted information gets to the right people and place at the right time.”

Distribution Details

The Compuware board of directors has authorized the distribution to Compuware shareholders of all of its shares of Covisint common stock (31,384,920 shares as of today) on October 31, 2014, the distribution date, as a pro rata dividend on shares of Compuware common stock, and on shares of Compuware common stock deliverable under restricted stock units relating to Compuware common stock (“RSUs”), outstanding on October 20, 2014, the record date. Based on the number of Compuware shares outstanding and shares deliverable under RSUs as of October 8, 2014, holders of Compuware common stock are expected to receive approximately 0.1402 shares of Covisint common stock in the distribution with respect to each outstanding share of Compuware common stock they own at the close of business on the record date, and holders of RSUs are expected to receive approximately 0.1402 shares of Covisint common stock in the distribution with respect to each share of Compuware common stock deliverable under the RSUs they hold at the close of business on the record date. The actual distribution ratio for the Covisint common stock to be distributed per share of Compuware common stock and per RSU will be determined based on the actual number of shares of Compuware common stock outstanding on the record date and shares deliverable under RSUs outstanding on the record date.
Fractional shares of Covisint common stock will not be distributed to Compuware shareholders or RSU holders. Instead, the fractional shares of Covisint common stock will be aggregated and sold in the open market, with the net proceeds distributed pro rata in the form of cash payments to Compuware shareholders and RSU holders who would otherwise receive Covisint fractional shares.
The spin-off is expected to be taxable for U.S. federal income tax purposes. Thus, the value of the Covisint common stock, as well as any cash received in lieu of fractional shares, will generally be taxable. Compuware shareholders and RSU holders should consult their tax advisors with respect to U.S. federal, state, local and foreign tax consequences of the distribution, including, without limitation, the potential imposition of withholding taxes on the distribution of Covisint common stock.
Beginning on October 16, 2014 (the “ex-dividend date”), and continuing through the close of trading on the NASDAQ Global Select Market (“Nasdaq”) on October 31, 2014, the distribution date, the following markets will exist in Compuware and Covisint common stock (each of which will be traded on the Nasdaq):

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Compuware common stock “regular way” market (Nasdaq: CPWR): Shares of Compuware common stock that will continue to trade in the regular way market, the same market in which they are currently traded. Beginning October 16, 2014, trades in Compuware common stock will not include any entitlement to shares of Covisint common stock to be distributed pursuant to the

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Compuware Announces Spin-Off of Covisint
October 10, 2014

distribution. Holders of shares of Compuware common stock who sell Compuware shares, from and after the October 16, 2014 ex-dividend date and through the October 31, 2014 distribution date, will retain their right to receive Covisint shares, unless they separately sell such right in the Covisint “additional shares when issued” market (see below).

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Covisint common stock “regular way” market (Nasdaq: COVS): The regular way market is the same market for Covisint common stock that has been in existence since Covisint commenced its initial public offering of common stock in September 2013.

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Covisint common stock “additional shares when issued” market (Nasdaq: COVSV): The additional shares when issued market for Covisint common stock relates to the shares of Covisint common stock that will be distributed to Compuware shareholders on the distribution date. Holders of Compuware shares entitled to receive shares of Covisint common stock in the distribution may separately sell their entitlement to the shares of Covisint common stock beginning October 16, 2014 through October 31, 2014, in the Covisint common stock additional shares when issued trading market.

All trades in the “regular way” markets will settle on the third trading day after the trade date. All trades in the Covisint “additional shares when issued” market will settle on November 6, 2014, irrespective of the trade date.
Compuware common stock trades on Nasdaq under the symbol “CPWR.” Covisint common stock trades on Nasdaq under the symbol “COVS.”

Covisint Corporation

Covisint provides a single entry point for business partners and customers to connect with enterprises that ensures trusted information gets to the right people and place at the right time. Covisint’s B2B Cloud Platform enables solutions that allow enterprises and industries to solve complex information and user management challenges across Business-to-Partner (B2P), Business-to-Customer (B2C) and Business-to-Enterprise (B2E) relationships. Today, Covisint powers, secures and connects more than 212,000 business partners and customers to some of the world's leading global enterprises across multiple industries. Learn more at www.covisint.com.

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Forward-Looking Statements

Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, the spin-off and other dispositions of Compuware’ remaining ownership interest in Covisint. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release. The disposition of Compuware’ remaining ownership interest in Covisint in one or more tax-free dispositions after the spin-off would be subject to various conditions, including the receipt of any necessary regulatory or other approvals, the existence of satisfactory market conditions, and Compuware’ maintenance of the private letter ruling from the Internal Revenue Service. For other risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see the “Risk

Compuware Announces Spin-Off of Covisint
October 10, 2014

Factors” section of Covisint’s most recent Annual Report on Form 10-K. The forward-looking statements in this press release speak only as of the date of this release. Covisint expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.
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Investor Relations Contact
866.319.7659
investors@covisint.com

Media Contact
Brad Schechter
313.961.5290
bschecht@covisint.com

For Sales and Marketing Information
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